                                                                   EXHIBIT 24(b)





                         LONG ISLAND LIGHTING COMPANY

                     CERTIFICATE AS TO POWER OF ATTORNEY



       WHEREAS, LONG ISLAND LIGHTING COMPANY, a New York corporation, intends to file with the Securities and Exchange Commission a Registration Statement, including one or more Prospectuses, as prescribed by said Commission pursuant to the Securities Act of 1933 as amended (the "Act"), in compliance with the Act, and the rules and regulations promulgated thereunder, for the registration of up to $500 million of General and Refunding Bonds, Debentures, Preferred Stock and Common Stock.

       NOW, THEREFORE, in my capacity as Assistant Corporate Secretary of Long Island Lighting Company, I do hereby certify that Anthony Nozzolillo has been appointed by the Board of Directors of Long Island Lighting Company with power to execute on behalf of Long Island Lighting Company, among other documents, the Registration Statements, any amendment or amendments to the Registration Statements and any exhibits and other documents required in connection therewith, and to file the same with the Securities and Exchange Commission.

       WITNESS my hand and the seal of the Company this 28th day of March 1994.





                               HERBERT M. LEIMAN
                         -----------------------------
                               HERBERT M. LEIMAN
                         Assistant Corporate Secretary





(Corporate Seal)